                                                                   EXHIBIT 99.1


          CLAIRE'S STORES, INC. REPORTS RECORD FIRST QUARTER RESULTS;
                INCREASES SECOND QUARTER AND YEAR END GUIDANCE;
                   REPORTS ON CHAIRMAN'S LEAVE OF ABSENCE AND
                     ANNOUNCES INCREASED QUARTERLY DIVIDEND

PEMBROKE PINES, Florida, May 22, 2003. Claire's Stores, Inc. (NYSE:CLE) today announced results for the first quarter of Fiscal 2004, provided updated guidance relating to financial results and plans with respect to its Chairman, and declared that it had increased the regular quarterly dividend on its Common and Class A Common stock.

         For the first quarter of Fiscal 2004, which ended May 3, 2003, net sales increased 14% to $239.8 million, compared with $210.4 million for the same period last year. Same store sales increased 8% during this period.

         Net income for the first quarter of Fiscal 2004 increased by 88% to $15.6 million, or $0.32 per diluted share, compared with $8.3 million, or $0.17 per diluted share, for the same period last year.

         Quarterly comparable same store sales by brand were as follows:

         -        Claire's North America: positive low double digits

         -        Claire's Europe: positive low single digits

         -        Icing by Claire's: positive mid single digits

         Commenting on first quarter results, Acting Co-Chairman and Co-Chief Executive Officer, Marla Schaefer, said, "Last year, despite the difficult economic climate that prevailed, we succeeded in delivering financial results that exceeded our plan and showed significant growth from the prior fiscal year. As Fiscal 2004 unfolds, we are seeing little in the way of an economic upturn and continued weakness in retail sales. Nevertheless, during our first quarter we produced significant growth in revenues and EPS. We believe this is attributable to our intense focus on providing our customers with affordable merchandise they want due to its newness and fashion relevance."

         Bonnie Schaefer, Acting Co-Chairman and Co-Chief Executive Officer, said, "We are pleased that all divisions produced positive same store sales results in this difficult retail environment. We expect our momentum to continue into the second quarter and, accordingly, we are estimating earnings of $0.40 per diluted share for the second quarter compared to $0.31 for the same period last year. We are increasing our previous earnings guidance relating to the full fiscal year from $1.76 per diluted share to $1.95 per diluted share. This compares to the $1.59 per share reported for the fiscal year ended February 1, 2003."


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FISCAL 2004 FIRST QUARTER STORE COUNT:

                               May 3, 2003      May 4, 2002
                               -----------      -----------

Claire's North America            1,648            1,646
Claire's Europe                     663              572
Claire's Nippon                     115               94
Icing by Claire's                   513              564
----------------------            -----            -----
Total                             2,939            2,876

CHAIRMAN AND CHIEF EXECUTIVE OFFICER EXTENDS LEAVE OF ABSENCE

The Company announced that the leave of absence of Rowland Schaefer, Chairman and Chief Executive Officer, which began in November 2002, will be extended for an additional six months. Marla Schaefer and Bonnie Schaefer will continue to serve in their joint roles as Acting Co-Chairmen of the Board and Acting CEO, as previously authorized by the Board of Directors.

INCREASED QUARTERLY DIVIDEND

The Company also announced that its Board of Directors has declared an increase in its cash dividend. The quarterly dividend payable on the common stock is being increased to $0.06 per share from $0.04 per share and the quarterly dividend on its Class A common stock is being increased to $0.03 per share from $0.02 per share. Payment will be made on June 20th, 2003 to shareholders of record on June 6th, 2003.

CONFERENCE CALL INFORMATION

The Company will host a conference call for the first quarter of Fiscal 2004 on May 22, 2003, at 10:00 a.m. (EST). The call in number is 312-470-0029 and the password is "Claires." A replay will be available through Friday May 30, 2003, at 3 p.m. The replay number is 402-998-0758 and the password is 25247. The conference call is also being webcast and archived until May 30th, 2003 at www.clairestores.com under the icon for financial information.
--------------------

COMPANY OVERVIEW

Claire's Stores, Inc., is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adults through its two store concepts: Claire's Accessories (North America and Europe) and Icing by Claire's. As of May 3, 2003, Claire's Stores, Inc. operated approximately 2,800 stores in the United States, the Caribbean, Puerto Rico, Canada, the United Kingdom, Ireland, Switzerland, Austria, Germany and France. Claire's Stores, Inc. also operates through its subsidiary Claire's Nippon, Co., Ltd., over 100 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.).

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" which represent the Company's expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation, changes in consumer preferences and consumer spending for pre-teen and teen apparel and accessories, competition, general economic conditions, uncertainties generally associated with the specialty retailing business, and potential difficulties or delays in identifying, attracting and retaining qualified individuals to serve in senior management positions and uncertainty that definitive financial results may differ from


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preliminary financial results due to, among other things, final GAAP adjustments. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements are included in the Company's filings with the SEC, specifically as described in the Company's annual report on Form 10-K for the fiscal year ended February 1, 2003. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Note: Other Claire's Stores, Inc. press releases, a corporate profile and most recent 10-K and 10-Q reports are available via Claire's Internet home page: http://www.clairestores.com.

Contact: Sonia Rohan, Vice President of Investor Relations & Corporate Communications Phone: (212) 594-3127, Fax: (212) 244-4237 E-mail:
sonia.rohan@claires.com


                                    ########

                CLAIRE'S STORES, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)


                                                             May 3, 2003               May 4, 2002
                                                            -------------             -------------

     ASSETS

Current assets:
  Cash and cash equivalents                                 $ 167,271,000             $  96,848,000
  Inventory                                                    98,044,000                85,304,000
  Net assets of discontinued operation                                 --                 5,006,000
  Prepaid expenses and other current assets                    50,192,000                45,808,000
                                                            -------------             -------------
   Total current assets                                       315,507,000               232,966,000
                                                            -------------             -------------

Property and equipment:
  Land and building                                            18,091,000                17,984,000
  Furniture, fixtures and equipment                           210,238,000               193,772,000
  Leasehold improvements                                      164,513,000               137,553,000
                                                            -------------             -------------
                                                              392,842,000               349,309,000
  Less accumulated depreciation and amortization             (219,487,000)             (184,126,000)
                                                            -------------             -------------
                                                              173,355,000               165,183,000

Intangible Assets, Net                                         29,907,000                20,212,000
Goodwill, Net                                                 198,142,000               194,040,000
Other assets                                                   14,385,000                21,672,000
                                                            -------------             -------------
  Total Assets                                              $ 731,296,000             $ 634,073,000
                                                            =============             =============


LIABILITIES AND
  STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                         $  40,881,000             $  24,370,000
  Trade accounts payable                                       52,323,000                42,029,000
  Income taxes payable                                          9,944,000                 6,569,000
  Accrued expenses                                             44,485,000                25,189,000
                                                            -------------             -------------
   Total current liabilities                                  147,633,000                98,157,000
                                                            -------------             -------------

Long-term liabilities:
  Long-term debt, excluding current portion                    41,250,000               106,773,000
  Deferred credits                                             16,073,000                14,833,000
  Deferred tax liability                                        9,894,000                        --
                                                            -------------             -------------
   Total long-term liabilities                                 67,217,000               121,606,000
                                                            -------------             -------------

Stockholders' equity:
  Class A stock - par value $0.05 per share                       135,000                   141,000
  Common stock- par value $0.05 per share                       2,309,000                 2,298,000
  Additional paid-in capital                                   33,282,000                29,871,000
  Other comprehensive income (loss)                             8,302,000               (12,974,000)
  Retained earnings                                           472,418,000               395,426,000
                                                            -------------             -------------
                                                              516,446,000               414,762,000
  Less treasury stock at cost                                          --                  (452,000)
                                                            -------------             -------------
   Total Stockholders' Equity                                 516,446,000               414,310,000
                                                            -------------             -------------
    Total Liabilities and Stockholders' Equity              $ 731,296,000             $ 634,073,000
                                                            =============             =============

CLAIRE'S STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)


                                                                         THREE MONTHS ENDED
                                                    -------------------------------------------------------------
                                                            May 3, 2003                       May 4, 2002
                                                    ---------------------------       ---------------------------

Net sales                                           $ 239,756,000         100.0%      $ 210,360,000         100.0%
Cost of sales, occupancy
  and buying expenses                                 115,140,000          48.0%        107,780,000          51.2%
                                                    -------------                     -------------

Gross Profit                                          124,616,000          52.0%        102,580,000          48.8%
                                                    -------------                     -------------

Other Expenses:
  Selling, general & adminstrative                     90,991,000          38.0%         80,401,000          38.2%
  Depreciation and amortization                         9,854,000           4.1%          8,802,000           4.2%
  Interest expense                                        772,000           0.3%          1,091,000           0.5%
  Interest and other income                              (944,000)         -0.4%           (461,000)         -0.2%
                                                    -------------                     -------------

                                                      100,673,000          42.0%         89,833,000          42.7%

      Income before income taxes                       23,943,000          10.0%         12,747,000           6.1%

Income taxes                                            8,378,000           3.5%          4,467,000           2.1%
                                                    -------------                     -------------

    Net income                                      $  15,565,000                     $   8,280,000
                                                    =============                     =============


Net Income per share:

    Basic                                           $        0.32                     $        0.17
                                                    =============                     =============


    Diluted                                         $        0.32                     $        0.17
                                                    =============                     =============

Weighted Average Number of Shares Outstanding:

    Basic                                              48,848,000                        48,671,000
                                                    =============                     =============

    Diluted                                            49,042,000                        48,813,000
                                                    =============                     =============